Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-205466 on Form S-3 of Earthstone Energy, Inc. (“Earthstone”) of our report dated September 28, 2015 relating to the consolidated financial statements of Lynden Energy Corp. and subsidiaries (“Lynden”) appearing in the Annual Report on Form 10-K of Lynden for the year ended June 30, 2015 incorporated by reference in this Amendment No. 2 to the Current Report on Form 8-K of Earthstone.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

June 15, 2016